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                                                                   EXHIBIT 10.10

                         AGREEMENT AND PLAN OF MERGER

                          (Forward Triangular Merger)


THIS AGREEMENT EXECUTED THE 25TH DAY OF MARCH, 1998 (the "Execution Date").
AMONG:

          AMIR HESHMATPOUR, Businessman, of Redmond,
          Washington, USA; and

          KATHY HESHMATPOUR, Businesswoman, of Redmond,
          Washington, USA;

          (individually a "Vendor" and collectively the "Vendors")

AND:

          METRO PHONE TELECOMMUNICATIONS INC., a corporation incorporated under the laws of Washington having a place of business at 13820 N.E. 65th, Suite 538, Redmond, Washington, 98052;

          (" Metro")

AND:

          DATAWAVE SYSTEMS (US) INC., a company incorporated under the laws of the Nevada having a place of business at 101 West 5th Avenue, Vancouver, British Columbia, VSY 1H9

          (the "Purchaser") Purchaser is a wholly owned subsidiary of Datawave Canada;

AND:

          DW MERGER CORPORATION, a corporation incorporated under the laws of Washington, having a business address at 101 West 5th, Avenue, Vancouver, British Columbia VSY 1H9

          ("DWM") DWM is a wholly owned subsidiary of Purchaser;
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AND:

          DATAWAVE SYSTEMS INC., a company incorporated under the laws of British Columbia having a place of business at 101 West 5th Avenue, Vancouver, British Columbia, V5Y 1H9

          ("Datawave Canada")

WHEREAS:

          A. The authorized share capital of Metro consists of 10,000,000 shares of which 755,000 shares (the "Metro Shares") with a par value of $0.01 per share are issued and outstanding;

          B. The Vendors are the registered and beneficial owners of 100 percent of the Metro Shares as husband and wife:


          NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree (the "Agreement") each with the other as follows:

1.  REPRESENTATIONS AND WARRANTIES

     1.1 In order to induce the Purchaser to enter into this Agreement and complete its transactions contemplated hereunder, the Vendors jointly and severally represent and warrant to the Purchaser and Datawave Canada that:

     (a) Metro was and remains duly incorporated under the laws of Washington and Metro:


          (i) is a "private issuer" as that term is defined in the Securities Act R.S.B.C., 1996 C.148 (the "Securities Act");

          (ii) does not carry on business in any jurisdiction other than the 48 States of the continental United States of America, and is duly qualified to do so in those States described in the letter dated March 3, 1998 from Unisearch Inc. to Metro;

         (iii) is in good standing with respect to the filing of annual reports with the Secretary of State for Washington;


     (b) the authorized and issued share capital of Metro is as set forth in paragraphs A and B of the recitals to this Agreement;

     (c) the Metro Shares are validly issued and outstanding fully paid and non-assessable shares of Metro registered in the names of, and beneficially owned by, the Vendors as set forth in paragraph B of the recitals to this Agreement, free and

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          clear of all voting restrictions, trade restrictions, liens, charges or encumbrances of any kind whatsoever;



     (d) except for the Metro Shares and except for the Proposed Subscription (as hereinafter defined), there are no documents, instruments or other writings of any kind whatsoever which constitute a "security" of Metro as that term is defined in the Securities Act and, except as is provided for by operation of this Agreement, there are no options, agreements or rights of any kind whatsoever to acquire all or any part of the Metro Shares or any interest in them from the Vendors or either of them. In this Agreement, "Proposed Subscription" means the proposed investment in Metro by Ali Amin and Ross Baharmat (" collectively the "Proposed Subscribers") of $350,000 cash in consideration of 245,000 shares of Metro, which Proposed Subscription will be cancelled as described in section 2.7;

     (e) except for the amendment and restatement of its Articles effective January 27, 1998 and Bylaws effective January 1, 1998, the constating documents of Metro have not been altered since the incorporation of Metro;

     (f) all of the material transactions of Metro have been promptly and properly recorded or filed in or with the books or records of Metro and the minute books of Metro contain all records of the meetings and proceedings of Metro's shareholders and directors since its incorporation;

     (g) Metro is the registered and beneficial owner of all of the properties and assets (collectively the "Assets") listed on Schedule "A" to this Agreement, and such Assets represent all of the property and assets used by Metro and which are necessary or useful in the conduct of its business;

     (h) Metro has the corporate power to own the Assets owned by it and carry on the business carried on by it and Metro is duly qualified to carry on business in all jurisdictions in which it carries on business;

     (i) Metro has good and marketable title to the Assets free and clear of all liens, charges and encumbrances of any kind whatsoever save and except those specified as "Permitted Encumbrances" on Schedule "A" to this Agreement;

     (j) all machinery and equipment of any kind whatsoever comprised in the Assets are in reasonable operating condition and in a state of reasonable maintenance and repair taking into account their age and use;

     (k) all of the bank accounts and safety deposit boxes of Metro are listed on Schedule "A" to this Agreement;

     (1) Metro maintains insurance against loss of, or damage to, the Assets with respect to all insurable risks on a replacement cost basis and reasonable insurance with respect to public liability for a business of its size (collectively the "Insurance Coverage"), and all of the policies (the "Insurance Policies") in respect of such

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          Insurance Coverage are described on Schedule "D" to this Agreement and all such Insurance Policies are in good standing in all respects and not in default in any respects;

     (m) the unaudited financial statements of Metro for its fiscal years ended December 31, 1995, 1996 and 1997 and the unaudited financial statements of Metro for the period ending February 28, 1998 (collectively the "Metro Financial Statements"), a copy of which February 28, 1998 financial statements appear as Schedule "B" to this Agreement, are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of Metro for the periods then ended and the Metro Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

     (n) the books and records of Metro disclose all material financial transactions of Metro since February 28, 1998 and such transactions have been fairly and accurately recorded;

     (o)  except as disclosed in the Metro Financial Statements:


          (i) no dividends or other distributions of any kind whatsoever on any shares in the capital of Metro have been made, declared or authorized;

          (ii) except as disclosed in the Metro Financial Statements, Metro is not indebted to the Vendors or either of them;


         (iii) neither of the Vendors nor any other officer, director or employee of Metro is indebted or under obligation to Metro on any account whatsoever; and

          (iv) Metro has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever;


     (p) there are no material liabilities of Metro, whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the Metro Financial Statements except those incurred in the ordinary course of business of Metro since February 28, 1998 which are recorded in the books and records of Metro;

     (q) the inventory shown on the Metro Financial Statements or recorded in the books and records of Metro has been valued at the lesser of cost or net realizable value and not more than 5% of the inventory is obsolete or unsaleable in the ordinary course of the business of Metro;

     (r) the accounts receivable of Metro shown on the Metro Financial Statements or recorded in the books and records of Metro are bona fide, good and collectible without set-off or counterclaim;

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     (s)  since February 28, 1998:

          (i) there has not been any material adverse change of any kind whatsoever in the financial position or condition of Metro or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or Assets of Metro or the right or capacity of Metro to carry on its business;

          (ii) Metro has not waived or surrendered any right of any kind whatsoever of material value;

         (iii) except as permitted under this Agreement, Metro has not discharged, satisfied or paid any lien, charge or encumbrance of any kind whatsoever or obligation or liability of any kind whatsoever other than current liabilities in the ordinary course of its business;

          (iv) the business of Metro has been carried on in the ordinary course; and

          (v) no capital expenditures exceeding in the aggregate $50,000 have been authorized or made by Metro;

     (t) the directors, officers and employees of Metro and all of their compensation arrangements with Metro, whether as directors, officers or employees of, or as independent contractors or consultants to, Metro, are as listed on Schedule "C" to this Agreement;

     (u) no payments of any kind whatsoever have been made or authorized by Metro since February 28, 1998 to or on behalf of the Vendors or either of them or to or on behalf of any of the directors, officers or employees of Metro except in accordance with those compensation arrangements specified on Schedule "C" to this Agreement or except as contemplated by this Agreement;

     (v) there are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans of any kind whatsoever affecting Metro other than those specified on Schedule "C" to this Agreement;

     (w) Metro is not now, and has never been, a party to any collective agreement with any labour union or other association of employees of any kind whatsoever;

     (x) the contracts and agreements included on Schedule "E" to this Agreement (collectively the "Material Contracts") constitute all of the material contracts and agreements of Metro;

     (y) except as is noted on Schedule "E" to this Agreement, the Material Contracts are in good standing in all respects and neither Metro nor any of the other parties to the Material Contracts is in default in respect of any of the Material Contracts;

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     (z)  except as is noted on Schedule "E" to this Agreement, all of the
          Material Contracts can be terminated by Metro on not more than one month's notice;

     (aa) all tax returns and reports of Metro required by law to have been filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever of Metro have been paid or accrued in the Metro Financial Statements;

     (bb) Metro has been assessed for federal income tax for all of its full or partial fiscal years to and including its fiscal year ended December 31, 1996. The accrued liability of Metro for federal and other income tax for its fiscal year ending December 31, 1997 does not exceed $20,000;

     (cc) to the best of their knowledge, Metro has not acquired any property from a person with whom Metro was not dealing with at arm's length for proceeds greater than the fair market value thereof;

     (dd) adequate provision has been made for taxes payable by Metro for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements of any kind whatsoever providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax or governmental charge of any kind whatsoever by Metro;

     (ee) they are not aware of any contingent tax liabilities of Metro of any kind whatsoever or any grounds which would prompt a reassessment of Metro including aggressive treatment of income and expenses in earlier tax returns filed;

     (ff) Metro has made all collections, deductions, remittances and payments of any kind whatsoever and filed all reports and returns required by it to be made or filed under the provisions of all applicable statutes requiring the making of collections, deductions, remittances or payments of any kind whatsoever in those jurisdictions in which Metro carries on business;

     (gg) to the best of their knowledge, there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting the Vendors or either of them or Metro at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and there is no basis therefor;

     (hh) to the best of their knowledge, Metro is not in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever;

     (ii) the Vendors and Metro have good and sufficient right and authority to enter into this Agreement and complete their respective transactions contemplated under this Agreement on the terms and conditions set forth herein;

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     (jj) to the best of their knowledge, the execution and delivery of this
          Agreement, the performance of their respective obligations under this Agreement and the completion of their respective transactions contemplated under this Agreement will not:

          (i) conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the constating documents of Metro or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which Metro, the Vendors or either of them is a party or by which any of them is bound, or any judgment or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which any of them is bound; or

          (ii) result in the violation of any law or regulation of any kind whatsoever by either of the Vendors or by Metro;

     (kk) the representations and warranties of the Vendors contained in this Agreement disclose all material facts specifically relating to the transactions involving the Vendors and Metro contemplated under this Agreement which materially and adversely affect, or in the future may materially and adversely affect, their respective abilities to perform their respective obligations under this Agreement;

     (ll) the Vendors have had the opportunity to ask of Datawave Canada, or persons acting on behalf of the Vendors, any and all relevant questions in connection with any aspect of Datawave Canada and the Datawave Shares (as hereinafter defined), and have received answers which the Vendors consider to be responsive to such questions;

     (mm) the Vendors are able to bear the economic risk of an investment represented by the Datawave Shares;

     (nn) the Vendors are acquiring the Datawave Shares for their own account, for the purpose of investment and not for or with the view to the resale, distribution, subdivision or a fractionalization thereof in violation of the-securities laws of the United States of America;

     (oo) the Vendors understand that the Datawave Shares have not been registered under the United States Securities Act of 1933, as amended (the "US Securities Act") or qualified under the laws of any state; because they are and will be issued in a transaction exempt from the registration requirements of the US Securities Act pursuant to Section 4(2) and 4(6) thereof and similar provisions in applicable state law, the Datawave Shares must be held indefinitely unless a subsequent disposition thereof is registered under the US Securities Act or is exempt from such registration (and accordingly, the undersigned is prepared to bear the economic risk of an investment in the Datawave Shares for an indefinite period), Datawave Canada will instruct its transfer agent to make a notation on the transfer

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          books to such effect, and the Datawave Shares shall bear a legend substantially as follows:

               "The shares of Common Stock represented by this stock certificate have not been registered under the United States Securities Act of 1933, as amended, or qualified under the laws of any state, and may not be sold, offered for sale, pledged or hypothecated unless a registration statement is in effect with respect to such securities under such Act and laws or unless there is provided by the holder an opinion of counsel or other evidence reasonably satisfactory to Datawave Canada that such registration is not required."

     (pp) the Vendors are "Accredited Investors" as such term is defined in Rule 501 of Regulation D under the US Securities Act;

     (qq) the Vendors acknowledge and understand that the acquisition of the Datawave Shares is speculative and involves a high degree of risk; and

     (rr) the Vendors shall defend, indemnify and hold Datawave Canada, including its directors and officers, harmless from and against any and all claims, causes of actions, damages, expenses or obligation arising out of the undersigned's breach of any covenant, agreement or representation contained herein, including without limitation attorney's fees.

     1.2 The representations and warranties of the Vendors contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing and they shall survive the completion of the transactions contemplated under this Agreement and remain in full force and effect thereafter for the benefit of the Purchaser and Datawave Canada for a period of two years after the Time of Closing.

     1.3 In order to induce the Vendors to enter into this Agreement and complete their respective transactions contemplated hereunder, the Purchaser represents and warrants to the Vendors that:

     (a) Datawave Canada was and remains duly incorporated under the laws of British Columbia and:

          (i) Datawave Canada is a "reporting issuer" as that term is defined in the Securities Act;

          (ii) Datawave Canada is in good standing with respect to the filing of annual reports with the B.C. Registrar of Companies; and

         (iii) Datawave Canada common shares are listed and posted for trading on the Vancouver Stock Exchange;

     (b)  as of the date of this Agreement:

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          (i)  the authorized share capital of Datawave Canada consisted of
               50,000,000 common shares without par value of which 26,106,496 common shares were issued and outstanding;

          (ii) there are no commitments, plans or arrangements of any kind whatsoever to issue shares of Datawave Canada, nor are there any outstanding options, warrants, convertible securities or other rights of any kind whatsoever calling for the issuance of any of the unissued shares of Datawave Canada save and except as disclosed to the Vendors;

     (c) each of the Purchaser and Datawave Canada has good and sufficient right and authority to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein;

     (d) except as disclosed to the Vendors, the constating documents of the Purchaser or Datawave Canada have not been altered since the incorporation of the Purchaser or Datawave Canada;

     (e) all of the material transactions of the Purchase and Datawave Canada have been promptly and properly recorded or filed in or with the books or records of the Purchaser and Datawave Canada and the minute books of the Purchaser and Datawave Canada contain all records of the meetings and proceedings of the Purchaser's and Datawave Canada's shareholders and directors since their incorporation;

     (f) Datawave Canada is the registered and beneficial owner of all of the properties and assets used by Datawave Canada which are necessary or useful in the conduct of its business;

     (g) Datawave Canada has the corporate power to own the Assets owned by it and carry on the business carried on by it and Datawave Canada is duly qualified to carry on business in all jurisdictions in which it carries on business;

     (h) the books and records of Datawave Canada disclose all material financial transactions of Datawave Canada and such transactions have been fairly and accurately recorded;

     (i)  since the date of its most recent financial statements:

          (i) there has not been any material adverse change of any kind whatsoever in the financial position or condition of Datawave Canada or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or Assets of Datawave Canada or the right or capacity of Datawave Canada to carry on its business;

          (ii) Datawave Canada has not waived or surrendered any right of any kind whatsoever of material value;

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         (iii) except as permitted under this Agreement, Datawave Canada has not discharged, satisfied or paid any lien, charge or encumbrance of any kind whatsoever or obligation or liability of any kind whatsoever other than current liabilities in the ordinary course of its business; and

          (iv) the business of Datawave Canada has been carried on in the ordinary course;

     (j) Datawave Canada is not now, and has never been, a party to any collective agreement with any labour union or other association of employees of any kind whatsoever;

     (k) all of the material contracts and agreements of Datawave Canada have been disclosed to the Vendors;

     (l) all tax returns and reports of Datawave Canada required by law to have been filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever of Datawave Canada have been paid or accrued in the Datawave Canada financial statements;

     (m) to the best of its knowledge, Datawave Canada is not in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever;


     (n) to the best of its knowledge, the execution and delivery of this Agreement, the performance of its obligations under this Agreement and the completion of its transactions contemplated under this Agreement will not:



               (i) conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the memorandum or articles of the Purchaser or Datawave Canada or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which the Purchaser or Datawave Canada is a party or by which it is bound, or any judgment or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which the Purchaser or Datawave Canada is bound; and

               (ii) result in the violation of any law or regulation of any kind whatsoever by the Purchaser or Datawave Canada;

          (o) the representations and warranties of the Purchaser contained in this Agreement disclose all material facts specifically relating to the transactions involving the Purchaser contemplated in this Agreement which materially and adversely affect, or in the future may materially and adversely affect, the Purchaser or the Purchaser's ability to perform its obligations under this Agreement.

The representations and warranties of the Purchaser contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing and they shall survive the

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completion of the transactions contemplated under this Agreement and remain in full force and effect for the benefit of the Vendors for a period of two years after the Time of Closing.

2.   THE MERGER

     2.1 Upon the terms and conditions hereof, as promptly as practicable following the satisfaction or waiver of the conditions set forth in Article 5 hereof, but in no event later than two days thereafter, unless the parties shall otherwise agree, articles of the merger (the "Articles of Merger") providing for the merger of Metro with and into DWM (the "Merger") shall be duly prepared, executed and filed by DWM, as the surviving corporation (sometimes the "Surviving Corporation"), in accordance with the relevant provisions of the Washington Business Corporation Act (the "WBCA") and the parties hereto shall take any other actions required by law to make the Merger effective.

          Following the Merger, DWM, with all its proposes, objects, rights, privileges, powers and franchises, shall continue, and Metro shall cease to exist. The time the Merger becomes effective is referred to herein as the "Effective Time".

     2.2 The Merger shall have the effects set forth in the WBCA. As of the Effective Time the Surviving Corporation shall be a wholly owned subsidiary of Purchaser.

     2.3 The Articles of Incorporation of the Surviving Corporation shall be the Restated Articles of Incorporation of Metro and the Surviving Corporation shall be named Metrophone Telecommunications, Inc. The Bylaws of the Surviving Corporation shall be the Restated Bylaws of Metro.

     2.4 The directors and officers of DWM immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation until their successors shall have been duly elected or appointed and shall have qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

     2.5 At the Effective Time, by virtue of the Merger and without any action on the part of Datawave Canada, Purchaser, Metro or DWM or the holder of any of the following securities:


     (a) the issued and outstanding share of common stock, par value $.01, of Metro shall be converted into the right to receive the number of fully paid and non-assessable shares of common stock, without par value, of Datawave Canada (the "Datawave Shares") calculated as follows:

          (i) by converting $600,000 into Canadian funds based on the Bank of Canada noon spot rate of exchange on the third business day preceding the Execution Date; and

          (ii) by dividing the resulting amount by the greater of Cdn.$1.40 and the average of the closing prices for the common shares of Datawave Canada for the ten trading day period immediately prior to the Execution Date;

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          All of such shares to be issued shall be issued to Vendors as husband and wife;

     (b) Each issued and outstanding share of the capital stock of DWM shall be converted into and become one fully paid and non-assessable share of common stock of the Surviving Corporation.

     (c) The Purchaser shall pay to the Vendors the sum of $600,000 (and the Vendors acknowledge the prior receipt from the Purchaser of $50,000, reducing the amount payable to $550,000).

     2.6 It is intended that the Merger shall constitute a reorganization with the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

     2.7 Vendors shall procure from the Proposed Subscribers and deliver to the Purchaser and Metro on or before the Closing Date a receipt and release (the "Subscribers' Release") from any claims against the Vendors or Metro in respect of the Proposed Subscription in a form acceptable to counsel for the parties, in consideration of the payment by Metro, on or before the Closing, of $100,000 in cash (and such other consideration payable by the Vendors to the Proposed Shareholders as may be agreed between the Vendors and the Proposed Subscribers). The parties acknowledge and agree that the foregoing $100,000 in cash has been advanced by Datawave Canada to Metro and will, on the Closing Date, represent an account payable by Metro to Datawave Canada.

     2.8  The Vendors acknowledge and agree with the Purchaser that:

     (a) the Datawave Shares will be issued pursuant to registration and prospectus exemptions in British Columbia and in the United States and the State of Washington, and will be subject to such trading restrictions as may be imposed under British Columbia law and the laws of the United States and the State of Washington as may be applicable (the "Applicable Securities Laws"); and

     (b) the Datawave Shares will not be transferable until all hold periods prescribed under the Applicable Securities Laws have expired.


3.  COVENANTS, AGREEMENTS AND ACKNOWLEDGEMENTS

     3.1 The Vendors and Metro jointly and severally covenant and agree with the Purchaser that the Vendors and Metro shall:

     (a) from and including the date of this Agreement through to and including the Time of Closing, permit the Purchaser, through its directors, officers, employees and authorized agents and representatives (collectively the "Purchaser's Representatives") at its own cost, full access to Metro's books, records and property including, without limitation, all of the Assets, contracts and minute books of Metro, so as to permit the Purchaser to make such investigation (the "Purchaser's Investigation") of Metro as the Purchaser deems necessary;

     (b) on or before the 30th day of April, 1998, provide to the Purchaser all such further documents, instruments and materials and do all such acts and things as may be required by the Purchaser to obtain Regulatory Approval including, but not limited to, providing to the Purchaser a valuation opinion of Metro in a form and by a party acceptable to the VSE so as to permit the Purchaser's Shares to be issued as "trading shares" as that term is defined in VSE Listings Policy Statement No. 18 (but the Purchaser will be responsible for all costs relating to such valuation);

     (c) from and including the date of this Agreement through to and including the Time of Closing, do all such acts and things necessary to ensure that all of the representations and warranties of the Vendors or either of them contained in this Agreement or any certificates or documents delivered by them or either of them pursuant to this Agreement remain true and correct;

     (d) from and including the date of this Agreement through to and including the Time of Closing, preserve and protect the goodwill, Assets, business and undertaking of Metro and, without limiting the generality of the foregoing, carry on the business of Metro in a reasonable and prudent manner; and

     (e) from and including the date of this Agreement through to and including the Time of Closing, keep confidential all discussions and communications (including all information communicated therein) among the parties, and all written and printed materials of any kind whatsoever exchanged by the parties, and, if so requested by the Purchaser, the Vendors and Metro shall arrange for any director, officer, employee, authorized agent or representative of Metro to enter into and the Vendors themselves shall enter into a non-disclosure agreement with the Purchaser in a form acceptable to the Purchaser acting reasonably.

     3.2 The Vendors and Metro jointly and severally covenant and agree with the Purchaser that, from and including the date of this Agreement through to and including the Time of Closing, the Vendors and Metro shall:

          (a) not do any such act or thing that would render any representation or warranty of the Vendors or any one of them contained in this Agreement or any certificates or documents delivered by them or any one of them pursuant to this Agreement untrue or incorrect; and

          (b) not negotiate with any other person in respect of a purchase and sale of any of the Metro Shares or any part of the Assets, other than a sale of part of the Assets in the ordinary course of Metro's business.

     3.3 The Vendors jointly and severally acknowledge to and agree with the Purchaser that the Purchaser's Investigation shall in no way limit or otherwise adversely affect the rights of the Purchaser as provided for hereunder in respect of the representations and warranties of the Vendors contained in this Agreement or any certificates or documents delivered by them pursuant to this Agreement.

     3.4 Datawave Canada and the Purchaser jointly and severally covenant and agree with the Vendors and with Metro that Datawave Canada and the Purchaser shall:

     (a) from and including the date of this Agreement through to and including the Time of Closing, permit the Vendors themselves and through their authorized agents and representatives (collectively the "Vendors' Representatives") at their own cost, full access to the Purchaser's property, books and records including, without limitation, all of the assets, contracts and minute books of the Purchaser, so as to permit the Vendors' Representatives to make such investigation (the "Vendors' Investigation") of the Purchaser as the Vendors deem necessary;

     (b) use their best efforts to obtain Regulatory Approval for this Agreement and the transactions contemplated hereunder on or before the 30th day of April, 1998;

     (c) from and including the date of this Agreement through to and including the Time of Closing, do all such acts and things necessary to ensure that all of the representations and warranties of the Purchaser contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement remain true and correct; and

     (d) from and including the date of this Agreement through to and including the Time of Closing and subject to its obligations as a reporting issuer listed on a stock exchange, keep confidential all discussions and communications (including all information communicated therein) between the parties, and all written and printed materials of any kind whatsoever exchanged by the parties, and, if so requested by the Vendors or by Metro, the Purchaser shall arrange for any of the Purchaser's Representatives to enter into, and the Purchaser itself shall enter into, a non-disclosure agreement with the Vendors and Metro in a form acceptable to the Vendors and Metro acting reasonably.

     3.5 Datawave Canada and the Purchaser jointly and severally covenant and agree with the Vendors and with Metro that, from and including the date of this Agreement through to and including the Time of Closing, Datawave Canada and the Purchaser shall not do any such act or thing that would render any representation or warranty of Datawave Canada and the Purchaser contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement untrue or incorrect.

     3.6 Datawave Canada and the Purchaser acknowledge to and agree with the Vendors that the Vendors' Investigation shall in no way limit or otherwise adversely affect the rights of the Vendors as provided for hereunder in respect of the representations and warranties of Datawave Canada and the Purchaser contained in this Agreement or any certificates or documents delivered by them pursuant to this Agreement.

     3.7 Datawave Canada will, promptly after the Closing Date, use reasonable efforts to procure the release of any personal guarantees given by the Vendors or either of them in respect of valid business debts and obligations of Metro which have been disclosed to Datawave Canada, including the payment or assumption by or on behalf of Metro of any such debts and obligations (but not if any such payment or assumption would give rise to penalties or would otherwise be impractical, in which case Datawave Canada will cause Metro to save the Vendors harmless from any liability under such guarantee).

4.  INDEMNITY

     4.1 Notwithstanding the completion of the transactions contemplated under this Agreement or the Purchaser's Investigation, the representations, warranties and acknowledgements of the Vendors or either of them contained in this Agreement or any certificates or documents delivered by them or either of them pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and shall continue in full force and effect thereafter for the benefit of the Purchaser and Datawave Canada. If any of the representations, warranties or acknowledgements given by the Vendors or either of them in this Agreement are found to be untrue or there is a breach of any covenant or agreement in this Agreement on the part of the Vendors or either of them, the Vendors shall jointly and severally indemnify and save harmless the Purchaser and Datawave Canada from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees and disbursements as charged by a lawyer to his own client), damages and expenses of any kind whatsoever which may be brought or made against the Purchaser or Datawave Canada by any person, firm or corporation of any kind whatsoever or which may be suffered or incurred by the Purchaser or Datawave Canada, directly or indirectly, arising out of or as a consequence of any such misrepresentation or breach of warranty, acknowledgement, covenant or agreement. Without in any way limiting the generality of the foregoing, this shall include any loss of any kind whatsoever which may be suffered or incurred by the Purchaser or Datawave Canada, directly or indirectly, arising out of any material assessment or reassessment levied upon Metro for tax, interest and/or penalties for any period up to and including the Closing Date and all claims, demands, costs (including legal fees and disbursements as charged by a lawyer to his own client) and expenses of any kind whatsoever in respect of the foregoing. The Vendors shall not be liable under the terms of this indemnity in respect of any claim which may be made by the Purchaser or Datawave Canada which is made more than two years after the Closing Date.

     4.2 In addition to the indemnity described in section 4.1, the Vendors shall jointly and severally indemnify and save harmless the Purchaser and Datawave Canada from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees and disbursements as charged by a lawyer to his own client), damages and expenses of any kind whatsoever which may be suffered or incurred by the Purchaser or Datawave Canada, directly or indirectly, arising out of or as a consequence of the Proposed Subscription, its termination in pursuance of this Agreement, and the Subscribers' Release.

     4.3 Notwithstanding the completion of the transactions contemplated under this Agreement or the Vendors' Investigation, the representations, warranties and acknowledgements of Datawave Canada and the Purchaser or either of them contained in this Agreement or any certificates or documents delivered by them or either of them pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and shall continue in full force and effect thereafter for the benefit of the Vendors. If any of the representations, warranties or acknowledgements given by Datawave Canada and the Purchaser or either of them in this Agreement are found to be untrue or there is a breach of any covenant or agreement in this Agreement on the part of Datawave Canada and the Purchaser or either of them, Datawave Canada and the Purchaser shall jointly and severally indemnify and save harmless the Vendors from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees and disbursements as charged by a lawyer to his own client), damages and expenses of any kind whatsoever which may be brought or made against the Vendors by any person, firm or corporation of any kind whatsoever or which may be suffered or incurred by the Vendors, directly or indirectly, arising out of or as a consequence of any such misrepresentation or breach of warranty, acknowledgement, covenant or agreement. The Purchaser shall not be liable under the terms of this indemnity in respect of any claim which may be made by the Vendors or either of them which is made more than two years after the Closing Date.

5.  CONDITIONS PRECEDENT

     5.1 The Purchaser's obligation to carry out the terms of this Agreement and to complete its transactions contemplated under this Agreement is subject to the fulfilment to the satisfaction of the Purchaser of each of the following conditions that:

     (a) on or before the Time of Closing, the Purchaser shall have been able to complete the Purchaser's Investigation to its reasonable satisfaction;

     (b) on or before the Time of Closing, Metro shall have entered into a written employment agreement with Amir (the "Employment Agreement"), the form of which appears as Schedule "F" to this Agreement;

     (c) at the Time of Closing, the directors of DWM shall consist of Amir and three individuals nominated by the Purchaser;

     (d) at the Time of Closing, the solicitors for the Vendors shall provide an opinion dated as of the Closing Date, the form of which appears as Schedule "G" to this Agreement;

     (e) as of the Time of Closing, the Vendors and Metro shall have complied with all of their respective covenants and agreements contained in this Agreement; and

     (f) as of the Time of Closing, the representations and warranties of the Vendors or either of them referred to in paragraph 1.1 of this Agreement, contained elsewhere in this Agreement or contained in any certificates or documents delivered by them or either of them pursuant to this Agreement shall be completely true as if such representations and warranties had been made by the Vendors as of the Time of Closing.

The conditions set forth above are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in whole or in part on or before the Time of Closing.

     5.2 The Vendors' respective obligations to carry out the terms of this Agreement and to complete their respective transactions contemplated under this Agreement are subject to the fulfilment to their satisfaction of each of the following conditions that:

     (a) on or before the Time of Closing, the Vendors shall have been able to complete the Vendors' Investigation to their reasonable satisfaction;

     (b) as of the Time of Closing, Datawave Canada and the Purchaser shall have complied with all of their covenants and agreements contained in this Agreement;

     (c) at the Time of Closing, the solicitors for Datawave Canada and Purchaser shall provide an opinion dated as of the closing date, the form of which appears as Schedule "G" to this Agreement; and

     (d) at the Time of Closing, the representations and warranties of the Purchaser referred to in paragraph 1.3 of this Agreement, contained elsewhere in this Agreement or contained in any certificates or documents delivered by it pursuant to this Agreement shall be completely true as if such representations and warranties had been made by the Purchaser as of the Time of Closing.

The conditions set forth above are for the exclusive benefit of each of the Vendors and may be waived by each of them in whole or in part on or before the Time of Closing.

     5.3 The parties acknowledge and agree each with the other that this Agreement and all of the transactions contemplated under this Agreement are subject to the approval ("Regulatory Approval") of the Vancouver Stock Exchange ("VSE"). In the event that Regulatory Approval is not obtained on or before the 30th day of April, 1998, this Agreement shall terminate and be of no further force and effect.

6.  CLOSING

     6.1 The completion of the transactions contemplated under this Agreement shall be closed at the offices of Messrs. Campney & Murphy, P.O. Box 48800, 2100-1111 West Georgia Street, Vancouver, British Columbia at 9:00 o'clock a.m. local time in Vancouver, B.C. (the "Time of Closing"), as soon as practicable, but in no event later than, on the tenth day (the "Closing Date") following the date Regulatory Approval is given.

     6.2 At the Time of Closing, the Vendors shall deliver to the solicitors for the Purchaser:

     (a) a certified true copy of the resolutions of the directors of Metro evidencing that the directors of the Metro have approved this Agreement and all of the transactions of Metro contemplated hereunder and the resolutions shall include specific reference to the Merger as provided for in this Agreement;

     (b)  the Old Share Certificates;

     (c)  the Subscribers' Release;

     (d)  the New Share Certificate;

     (e)  the Employment Agreement;

     (f) the solicitor's opinion referred to in subparagraph 5.1(d) of this Agreement;

     (g) a certificate of confirmation signed by the Vendors in the form attached as Schedule "H" to this Agreement; and

     (h) any other materials that are, in the opinion of the solicitors for the Purchaser, reasonably required to complete the transactions contemplated under this Agreement.


     6.3 At the Time of Closing, the Purchaser shall deliver to the solicitors for the Vendors:

     (a) certified true copies of the resolutions of the directors of Datawave Canada, the Purchaser, and DWM, evidencing that the directors of Datawave Canada, the Purchaser, and DWM, have approved this Agreement and all of the transactions of the Purchaser contemplated hereunder, including the Merger;

     (b)  evidence that Regulatory Approval has been obtained;

     (c)  the Cash Payment as provided for in section 2.5(c) of this Agreement;

     (d) share certificates representing the Datawave Shares registered in the names of the Vendors as provided for in section 2.5 of this Agreement;

     (e) a certificate of confirmation signed by two directors or officers of the Purchaser in the form attached as Schedule "I" to this Agreement;

     (f) the solicitors' opinion referred to in subparagraph 5.2(c) of this Agreement; and

     (g) a release by Datawave Canada of the Vendors' joint and several personal guarantee of the indebtedness of Metro in favour of Datawave Canada dated March 18, 1998.


7.  GENERAL

     7.1 Time shall be of the essence of this Agreement and any waiver by the parties of this paragraph 7.1 or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

     7.2 The Schedules to this Agreement incorporated by reference and the recitals to this Agreement constitute a part of this Agreement.

     7.3 This Agreement constitutes the entire Agreement among the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein. Without limiting the generality of the foregoing, the Letter of Agreement is superseded by this Agreement and is of no further force and effect.

     7.4 The headings in this Agreement are for reference only and do not constitute terms of the Agreement.

     7.5 The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing Date of this Agreement, shall survive the Closing Date of this Agreement.

     7.6 No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.

     7.7 Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

     7.8 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Agreement.

     7.9 Any notice, request, demand and other communication to be given under this Agreement shall be in writing and shall be delivered by hand or by telecopier to the parties at their following respective addresses:

          To the Vendors or Metro:


          c/o Amir Heshmatpour
          13820 N.E. 65th
          Suite 538
          Redmond, Washington 98052

          Telecopier: (425) 869-7710

          To  the Purchaser:

          Datawave Systems Inc.
          101 West 5th Avenue
          Vancouver, British Columbia
          V5Y 1H9


          Attention: Clive Barwin

          Telecopier: (604) 874-1503


or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph, and shall be deemed to have been received, if delivered by hand, on the date of delivery, or if delivered by telecopier, on the date that it is sent.

     7.10 Unless otherwise specified in this Agreement, all references in this Agreement to dollar amounts refer to lawful currency of the United States of America.

     7.11 This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

     7.12 This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia.

     7.13 This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals as of the Execution Date.


SIGNED, SEALED AND DELIVERED            )
by AMIR HESHMATPOUR                     )
in the presence of:                     )
                                        )
----------------------------------      )
Signature of Witness                    )   --------------------------------
                                        )         AMIR HESHMATPOUR
Name:                                   )
      ----------------------------      )
Address:                                )
         -------------------------      )
                                        )
         -------------------------      )
Occupation:                             )
            ----------------------      )

SIGNED, SEALED AND DELIVERED            )
by KATHY HESMATPOUR                     )
in the presence of:                     )
                                        )
                                        )
                                        )
----------------------------------      )   --------------------------------
                                        )          KATHY HESHMATPOUR
Signature of Witness                    )
                                        )
Name:                                   )
       ---------------------------      )
Address:                                )
         -------------------------      )
                                        )
         -------------------------      )
                                        )
         -------------------------      )
                                        )
         -------------------------      )
Occupation:                             )
            ----------------------      )
                                        )



The CORPORATE SEAL of METRO             )
PHONE TELECOMMUNICATIONS INC. was       )
hereunto affixed in the presence of:    )
                                        )
                                        )
                                        )                  c/s
                                        )
-------------------------------------   )
                                        )
                                        )
-------------------------------------



The CORPORATE SEAL of DW MERGER         )
CORPORATION  was hereunto               )
affixed in the presence of:             )
                                        )
                                        )                  c/s
                                        )
-------------------------------------   )
                                        )
                                        )
-------------------------------------




The SEAL of DATAWAVE SYSTEMS (US)       )
INC. was hereunto affixed               )
in the presence of:                     )
                                        )
                                        )                  c/s
                                        )
-------------------------------------   )
                                        )
                                        )
-------------------------------------